SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2010

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

ITEM 7.01	REGULATION FD DISCLOSURE

We are furnishing presentation materials which will be used in investor meetings and various presentations starting June 15, 2010 with potential use of some or all of the materials through August, 2010. These materials are furnished as Exhibit 99.1 to this Current Report on Form 8K.

We are also highlighting in this section our decision to reduce our overall exposure to municipal bonds in our investment portfolio during the second quarter of 2010. Our investment portfolio holdings at the end of the first quarter of 2010 included $1.5 billion of municpal bond exposure as detailed in the materials included as Exhibit 99.1 and on our website. As part of our ongoing internal capital management program, we have sold approximately $100 million of municpal bonds as of the filing of this Current Report on Form 8K, and we expect to liquidate additional municipal bonds prior to reporting results for our second quarter operations. We are updating our municipal bond activity solely due to the recently heightend investor interest in this investment class.

A list of our investments at March 31, 2010 is presented on our website under "Supplemental Investor Information" (www.ProAssurance.com/investorrelations/supplemental.aspx). We expect to update the list of investments at the time we report results for the quarter ended June 30, 2010, and as results of each subsequent quarter are released, until such time as we provide notice that we have discontinued, or will discontinue this practice.

We expressly disclaim any obligation to update these materials and caution that they are only accurate on the date of this filing. The inclusion of any data or statements in this presentation does not signify that the information is considered material.

Item 9.01                           FINANCIAL STATEMENTS AND EXHIBITS

99.1	Presentation materials will be used in investor meetings and presentations starting June 15, 2010 and in subsequent investor meetings through August of this year.

We are furnishing Exhibit 99.1 to this Current Report on Form 8-K in accordance with Item 7.01, Regulation FD Disclosure. This exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2010

PROASSURANCE CORPORATION
by: /s/ Frank B. O’Neil
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Frank B. O’Neil
Senior Vice-President